SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 6, 2006, American Greetings Corporation commenced an offer to exchange up to $175 million in aggregate principal amount of its currently outstanding 7.0% Convertible Subordinated Notes due July 15, 2006 for new 7.0% Convertible Subordinated Notes due July 15, 2006. Unless otherwise terminated or extended, the exchange offer is scheduled to expire at 5:00 p.m. New York City time on Friday, May 12, 2006.

Dividends on our Class A common shares are paid as declared by our board of directors. The payment of dividends has been and will continue to be at the discretion of the board of directors and will depend on numerous factors, including our cash flow, our financial condition, capital requirements, restrictions imposed by financing arrangements (including our credit facility) and such other factors our board of directors deems relevant. We cannot assure you that we will pay dividends in the future; however, in the event that our board of directors determines to declare dividends in the future, we do not anticipate that the “ex-dividend” or record date for any dividend that our board of directors may declare will fall within the period from July 17, 2006 through and including August 1, 2006.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Stephen J. Smith
Stephen J. Smith, Vice President, Treasurer and Investor Relations

Date: May 11, 2006

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